UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2018

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35256 (Commission File Number)	94-2683643 (I.R.S. Employer Identification No.)

5 Shenkar Street, Herzelia (Address of Principal Executive Offices)	4672505 Israel (Zip Code)

972-9-952-9696
(Registrant’s Telephone Number, Including Area Code)

With a copy to:
Jaclyn Liu, Esq.
Morrison & Foerster llp
425 Market Street
San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the 2018 Annual Meeting, the following proposals were submitted to a vote of stockholders and the voting results are set forth below. The proposals are described in detail in the proxy statement for the 2018 Annual Meeting that the Company filed with the Securities and Exchange Commission on April 12, 2018.

1.     Election of eight directors as specifically set forth below, each to serve until the 2019 annual meeting of stockholders:

Ofer Elyakim	For: 18,615,704	Against: 11,974	Abstain: 156,165	Broker Non-Vote:1,935,299

Thomas A. Lacey	For: 18,544,306	Against: 56,807	Abstain: 182,398	Broker Non-Vote: 1,935,581

Cynthia Paul	For: 18,601,029	Against: 27,296	Abstain: 155,236	Broker Non-Vote: 1,935,581

Gabi Seligsohn	For: 18,607,578	Against: 19,835	Abstain: 156,148	Broker Non-Vote: 1,935,581

Yair Seroussi	For: 18,311,112	Against: 288,635	Abstain: 184,096	Broker Non-Vote: 1,935,299

Norman P. Taffe	For: 18,354,757	Against: 246,688	Abstain: 182,398	Broker Non-Vote: 1,935,299

Patrick Tanguy	For: 18,244,162	Against: 355,585	Abstain: 184,096	Broker Non-Vote: 1,935,299

Kenneth H. Traub	For: 18,589,486	Against: 38,209	Abstain: 156,148	Broker Non-Vote: 1,935,299

2.     Proposal to increase the number of shares authorized under the Amended and Restated 2012 Equity Incentive Plan by 650,000 shares:

For: 18,382,915	Against: 395,870	Abstain: 5,058	Broker Non-Vote: 1,935,249

3.     Proposal to ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent auditors for the year ending December 31, 2018:

For: 20,124,545	Against: 538,329	Abstain: 56,218	Broker Non-Vote: 0

4.     Advisory vote to approve the Company’s named executive officers compensation:

For: 12,598,902	Against: 5,668,059	Abstain: 516,882	Broker Non-Vote: 1,935,249

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: May 18, 2018	By:	/s/ Dror Levy
Dror Levy
Chief Financial Officer and Secretary

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